Exhibit 10.4
AMENDED AND RESTATED
EMPLOYMENT AGREEMENT
THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”), dated as of the 19th day of October 2010, is entered into by and between GRAYMARK HEALTHCARE, INC., an Oklahoma corporation (the “Company”) and GRANT A. CHRISTIANSON (“Executive”).
IN CONSIDERATION of the premises and the mutual covenants set forth below, the parties hereby agree as follows:
WHEREAS, the Company desires to retain the Executive as its employee; and
WHEREAS, in order to provide an incentive to the Executive to become employed by the Company, the Company believes it is necessary to enter into this Agreement, and more specifically, to provide the proper incentive to the Executive by authorizing the granting of restricted stock as provided in this Agreement.
1. Term. The initial term of Executive’s employment by the Company pursuant to this Agreement shall commence on October 1, 2010 (the “Effective Date”) and terminate on July 31, 2012 (the “Employment Period”). The Company may, prior to expiration of the Employment Period give the Executive written notice that the Employment Period may be extended (“Extension Notice”). Unless the Executive gives written notice to the Company within ten (10) days of receipt of the Extension Notice (in which case the Agreement shall expire up on its terms), the Employment Period shall be extended as provided. The Employment Period may be sooner terminated under Section 5 of this Agreement.
2. Position and Duties. Executive will serve as the Chief Accounting Officer of the Company. During the Employment Period, Executive will report directly to the Chief Financial Officer. Executive shall perform all services reasonably required to fully execute the duties and responsibilities associated with the Company and its affiliates. Executive will devote substantially all of his working time, attention and energies (other than absences due to illness or vacation) to the performance of his duties for the Company. Notwithstanding the above, Executive will be permitted, to the extent such activities do not interfere with the performance by Executive of his duties and responsibilities under this Agreement or violate this Agreement, to (i) manage Executive’s personal, financial and legal affairs, and (ii) serve on industry, civic or charitable boards or committees.
3. Place of Performance. Executive’s place of employment will be the Company’s offices in Golden Valley, Minnesota.

4. Compensation and Related Matters.
(a) Base Salary. During the Employment Period, the Company will pay Executive an annual base salary (“Base Salary”) of not less than Fifteen Thousand Dollars ($15,000) per month (One Hundred Eighty Thousand Dollars ($180,000) per year on a pro rated monthly basis), in approximate equal installments in accordance with the Company’s customary payroll practices. Executive’s Base Salary may be increased, but not decreased, pursuant to annual review by the Company’s Compensation Committee. In the event Executive’s Base Salary is increased, the increased amount will then constitute the Base Salary for all purposes of this Agreement.
(b) Equity Incentives. Executive acknowledges that the Company has granted to the Executive, pursuant to the Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan (“Long-Term Incentive Plan”) One Hundred Thirty-five Thousand (135,000) shares of Restricted Stock under the terms of the Restricted Stock Award Agreement dated October 13, 2009. The grant of the Restricted Stock Award is subject to all applicable laws and regulations.
(c) Welfare, Pension and Incentive Benefit. During the Employment Period, Executive (and his spouse and/or dependents to the extent provided in the applicable plans and programs) will be entitled to participate in and be covered under all the welfare benefit plans or programs maintained by the Company for the benefit of its senior executive officers pursuant to the terms of such plans and programs including, without limitation, all medical, life, hospitalization, dental, disability, accidental death and dismemberment and travel accident insurance plans and programs. In addition, during the Employment Period, Executive will be eligible to participate in all pension, retirement, savings and other employee benefit plans and programs maintained from time to time by the Company for the benefit of its senior executive officers.
(d) Vacation. Executive shall be entitled to at least twenty (20) business days of paid vacation for each calendar year during the Employment Period. Executive may use his vacation in a reasonable manner based upon the business needs of the Company. Unused vacation days will accrue from year to year without limitation.
(e) Fringe Benefits. During the Employment Period, the Company will provide Executive with such other fringe benefits as commensurate with Executive’s position.
5. Termination. Executive’s employment under this Agreement may be terminated during the Employment Period under the following circumstances:
(a) Death. Executive’s employment under this Agreement will terminate upon his death.
(b) Disability. If, as a result of Executive’s incapacity due to physical or mental illness, Executive is substantially unable to perform his duties under this Agreement (with or without reasonable accommodation, as defined under the Americans With Disabilities Act) for an entire period of six (6) consecutive months, and within thirty (30) days after a Notice of Termination (as defined in Section 6(a)) is given after such six (6) month period, and Executive does not return to the substantial performance of his duties on a full-time basis, the Company has the right to terminate Executive’s employment under this Agreement for “Disability,” and such termination will not be a breach of this Agreement by the Company.

(c) Cause. The Company has the right to terminate Executive’s employment for Cause, and such termination will not be a breach of this Agreement by the Company. “Cause” means termination of employment for one of the following reasons: (i) the conviction of Executive by a federal or state court of competent jurisdiction or a plea of no contest to a felony which relates to Executive’s employment at the Company; (ii) an act or acts of dishonesty taken by Executive and intended to result in substantial personal enrichment of Executive at the expense of the Company or any affiliate; or (iii) Executive’s “willful” failure to follow a direct lawful written order from the Chairman, within the reasonable scope of Executive’s duties, which failure is not cured within thirty (30) days. For purposes of this Subsection (c), no act or failure to act on Executive’s part shall be deemed “willful” unless done or omitted to be done by Executive, not in good faith and without reasonable belief that Executive’s action or omission was in the best interest of the Company.
(d) Good Reason. Executive may terminate his employment with the Company for “Good Reason.” For purposes of this Agreement, “Good Reason” shall mean the occurrence without the written consent of Executive, of one of the events set forth below:
(1) a material diminution in the Executive’s authority, duties or responsibilities; provided, however, that for so long as the Executive remains the Chief Accounting Officer of the Company, no material diminution in the Executive’s authority, duties or responsibilities shall have occurred;
(2) the reduction by the Company of Executive’s Base Salary or a reduction in the equity incentives below the minimum specified in Subsection 4(b);
(3) the requirement that Executive be based at any office or location that is more than 60 miles from the Company’s current location in Golden Valley, Minnesota except for travel reasonably required in the performance of Executive’s responsibilities; or
(4) any other action or inaction that constitutes a material breach by the Company of this Agreement such as the failure of any successor to the Company to assume this Agreement pursuant to Section 14.
The Executive must provide notice to the Company of the existence of one of the conditions described above within ninety (90) days of the initial existence of the condition. The Company has a period of 30 days after receipt of notice from the Executive to remedy the situation. If the Company fails to remedy the condition, the Executive may terminate his employment for Good Reason by providing a Notice of Termination to the Company within thirty (30) days of the expiration of the Company’s period to remedy the condition. Termination for Good Reason by the Executive will not be a breach of this Agreement and will entitle Executive to the Compensation and benefits described in Section 7(a) hereof.
(e) Without Cause. The Company has the right to terminate Executive’s employment under this Agreement without Cause by providing Executive with a Notice of Termination, subject to the obligations set forth in Section 7(a) hereof.

(f) Voluntary Termination. Executive may voluntarily terminate employment with the Company at any time, and if such termination is not for Good Reason, then Executive shall only be entitled to compensation and benefits as described in Section 7(b) hereof.
6. Termination Procedure.
(a) Notice of Termination. Any termination of Executive’s employment by the Company or by Executive during the Employment Period (other than termination pursuant to Section 5(a)) will be communicated by written Notice of Termination to the other party in accordance with Section 15. For purposes of this Agreement, a “Notice of Termination” means a written notice which indicates the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment.
(b) Date of Termination. “Date of Termination” shall mean (i) if Executive’s employment is terminated by his death, the date of his death, (ii) if Executive’s employment is terminated due to Disability pursuant to Section 5(b), thirty (30) days after Notice of Termination (provided that Executive has not returned to the substantial performance of his duties on a full-time basis during such thirty (30) day period), (iii) if Executive’s employment is terminated for Good Reason pursuant to Section 5(d), the date on which a Notice of Termination provided in accordance with such Section is given or any later date (within thirty (30) days after the giving of such Notice of Termination) set forth in such Notice of Termination, or (iv) if Executive’s employment is terminated for any other reason, the date on which a Notice of Termination is given or any later date (within thirty (30) days after the giving of such Notice of Termination) set forth in such Notice of Termination.
7. Compensation Upon Termination or During Disability. In the event of Executive’s Disability or termination of his employment under this Agreement during the Employment Period, subject to receipt by the Company of a legally binding Release (which is not revoked) referred to in Section 10, then the Company will provide Executive with the payments and benefits set forth below.
(a) Termination by Company Without Cause or by Executive for Good Reason. If Executive’s employment is terminated by the Company without Cause or by Executive for Good Reason:
(i) the Company will pay to Executive within thirty (30) days of the Date of Termination in a single lump sum payment (A) his earned but unpaid Base Salary and accrued vacation pay through the Date of Termination and (B) an amount equal to his then total annual Base Salary;
(ii) the Company will maintain in full force and effect, for the continued benefit of Executive (and his spouse and/or his dependents, as applicable) for a period of eighteen (18) months following the Date of Termination, the medical, hospitalization, and dental programs in which Executive (and his spouse and/or his dependents, as applicable) participated immediately prior to the Date of Termination, at the level in effect and upon substantially the same terms and conditions (including, without limitation, contributions required by Executive for such benefits) as existed immediately prior to the Date of Termination; provided, if Executive (or his spouse) is eligible for Medicare or a similar type of governmental medical benefit, such benefit shall be the primary provider before Company medical benefits are provided. However, if Executive becomes reemployed with another employer and is eligible to receive medical, hospitalization and dental benefits under another employer-provided plan, the medical, hospitalization and dental benefits described herein shall be secondary to those provided under such other plan during the applicable period;

(iii) the Company will reimburse Executive, pursuant to the Company’s policy, for reasonable business expenses incurred, but not paid, prior to the Date of Termination; and
(iv) Executive will be entitled to any other rights, compensation and/or benefits as may be due to Executive following such termination to which he is otherwise entitled in accordance with the terms and provisions of any plans or programs of the Company.
(b) Termination by Company for Cause or by Executive Without Good Reason. If Executive’s employment is terminated by the Company for Cause or by Executive (other than for Good Reason):
(i) the Company will pay Executive his earned but unpaid Base Salary and his accrued vacation pay (to the extent required by law or the Company’s vacation policy) through the Date of Termination, as soon as practicable following the Date of Termination;
(ii) the Company will reimburse Executive, pursuant to the Company’s policy, for reasonable business expenses incurred, but not paid, prior to the Date of Termination, unless such termination resulted from a misappropriation of Company funds; and
(iii) Executive will be entitled to any other rights, compensation and/or benefits as may be due to Executive following termination to which he is otherwise entitled in accordance with the terms and provisions of any plans or programs of the Company.
(c) Disability. During any period that Executive fails to perform his duties under this Agreement as a result of incapacity due to physical or mental illness (“Disability Period”), Executive will continue to receive his full Base Salary set forth in Section 4(a) until his employment is terminated pursuant to Section 5(b). In the event Executive’s employment is terminated for Disability pursuant to Section 5(b):
(i) the Company will (A) pay to Executive his earned but unpaid Base Salary and accrued vacation pay through the Date of Termination, as soon as practicable following the Date of Termination, and (B) provide Executive with disability benefits pursuant to the terms of the Company’s disability programs and/or practices;
(ii) the Company will reimburse Executive, pursuant to the Company’s policy, for reasonable business expenses incurred, but not paid, prior to the Date of Termination; and
(iii) Executive will be entitled to any other rights, compensation and/or benefits as may be due to Executive following such termination to which he is otherwise entitled in accordance with the terms and provisions of any plans or programs of the Company.

(d) Death. If Executive’s employment is terminated by his death, the Company will pay in a lump sum to Executive’s beneficiary, or personal or legal representatives or estate, as the case may be, Executive’s earned but unpaid Base Salary as of the date of death, accrued vacation and unreimbursed business expenses and amounts due under any plans, programs or arrangements of the Company through the Date of Termination.
8. Mitigation. Executive will not be required to mitigate amounts payable under this Agreement by seeking other employment or otherwise, and there will be no offset against amounts due Executive under this Agreement on account of subsequent employment except as specifically provided herein.
9. Confidential Information; Non-Solicitation.
(a) Nondisclosure of Confidential Information. Executive acknowledges that it is the policy of the Company to maintain as secret and confidential (i) all valuable and unique information, (ii) other information heretofore or hereafter acquired by the Company, or any affiliated entity and deemed by it to be confidential, and (iii) information developed or used by the Company or any affiliated entity relating to the business, operations, employees and customers of the Company or any affiliated entity including, but not limited to, any customer lists or employee information (all such information described in clauses (i), (ii) and (iii) above, other than information which is known to the public or becomes known to the public through no fault of Executive, is hereinafter referred to as “Confidential Information”). The parties recognize that the services to be performed by Executive pursuant to this Agreement are special and unique and that by reason of his employment by the Company after the date hereof, Executive has acquired and will acquire Confidential Information. Executive recognizes that all such Confidential Information is the property of the Company. Accordingly, at any time during or after the Employment Period, Executive shall not, except in the proper performance of his duties under this Agreement, directly or indirectly, without the prior written consent of the Company, disclose to any Person other than the Company, whether or not such Person is a competitor of the Company, and shall use his best efforts to prevent the publication or disclosure of any Confidential Information obtained by, or which has come to the knowledge of, Executive prior or subsequent to the date hereof. Notwithstanding the foregoing, Executive may disclose to other Persons, as part of his occupation, information with respect to the Company or any affiliated entity, which (i) is of a type generally not considered by standards of the healthcare industry to be proprietary, or (ii) is otherwise consented to in writing by the Company.
(b) Non-Solicitation. Executive shall not, during the Employment Period or for one year following his Date of Termination (the “Covered Period”), either personally or by or through his agent or by letters, circulars or advertisements and whether for himself or on behalf of any other person, seek to persuade any employee of the Company, or any affiliated entity or any person who was an employee of the Company or any affiliated entity during the Covered Period, to discontinue his or her status or employment with the Company, or such affiliated entity or to become employed in a business or activities likely to be competitive with the Company, or any affiliated entity.

(c) Obligations of Executive Upon Termination. Upon termination of this Agreement for any reason, Executive shall return to the Company all documents and copies of documents in his possession relating to any Confidential Information including, but not limited to, internal and external business forms, manuals, correspondence, notes and computer programs, and Executive shall not make or retain any copy or extract of any of the foregoing. In addition, Executive shall resign from all positions held with the Company or any affiliated entities.
(d) Remedies. Executive acknowledges and understands that paragraphs 9(a), 9(b) and 9(c) and the other provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. In the event of a breach or threatened breach by Executive of the provisions of this Agreement, the Company shall be entitled to an injunction restraining him from such breach. Nothing contained in this Agreement shall be construed as prohibiting the Company from pursuing, or limiting the Company’s ability to pursue, any other remedies available for any breach or threatened breach of this Agreement by Executive. The provision of this Agreement relating to arbitration of disputes shall not be applicable to the Company to the extent it seeks an injunction in any court to restrain Executive from violating paragraphs 9(a), 9(b) and 9(c) hereof.
(e) Continuing Operation. Except as specifically provided in this Section 9, the termination of Executive’s employment or of this Agreement will have no effect on the continuing operation of this Section 9.
(f) Additional Related Agreements. Executive agrees to sign and to abide by the provisions of any additional agreements, policies or requirements of the Company related to the subject of this Section 9 which are in writing and are developed by the Company in the ordinary course of business.
10. Release. Executive agrees, if his employment is terminated under circumstances entitling him to payments under Section 7(a) of this Agreement, that in consideration for the payments described in Section 7(a), he will execute a General Release in substantially the form attached hereto as Exhibit A, through which Executive releases the Company from any and all claims as may relate to or arise out of his employment relationship (excluding claims Executive may have under any “employee pension plan” as described in Section 3(3) of ERISA or any claims under this Agreement). The form of the Release may be modified as needed to reflect changes in the applicable law or regulations that are needed to provide a legally enforceable and binding Release to the Company at the time of execution.
11. Indemnification and Insurance. Executive shall be indemnified and held harmless by the Company during the term of this Agreement and following any termination of this Agreement for any reason whatsoever in the same manner as would any other key management employee of the Company with respect to acts or omissions occurring prior to (a) the termination of this Agreement or (b) the termination of employment of Executive. In addition, during the term of this Agreement and for a period of three years following the termination of this Agreement for any reason whatsoever, Executive shall be covered by a Company held liability insurance policy, covering acts or omissions occurring prior to (i) the termination of this Agreement or (ii) the termination of employment of Executive.

12. Arbitration; Legal Fees and Expenses. The parties agree that Executive’s employment and this Agreement relate to interstate commerce, and that any disputes, claims or controversies between Executive and the Company which may arise out of or relate to Executive’s employment relationship or this Agreement shall be settled by arbitration. This agreement to arbitrate shall survive the termination of this Agreement. Any arbitration shall be in accordance with the Rules of the American Arbitration Association and undertaken pursuant to the Federal Arbitration Act. Arbitration will be held in Oklahoma City, Oklahoma unless the parties mutually agree on another location. The decision of the arbitrator(s) will be enforceable in any court of competent jurisdiction. The parties agree that punitive, liquidated or indirect damages shall not be awarded by the arbitrator(s) unless such damages would have been awarded by a court of competent jurisdiction. Nothing in this agreement to arbitrate, however, shall preclude the Company from obtaining injunctive relief from a court of competent jurisdiction prohibiting any ongoing breaches by Executive of this Agreement including, without limitation, violations of Section 9. If any contest or dispute arises between the Company and Executive regarding any provision of this Agreement, the arbitrator shall award to the prevailing party, the reasonable attorney fees, costs and expenses incurred by the prevailing party in connection with such contest or dispute.
13. Specified Employee; Savings Clause. Notwithstanding any provision of this Agreement to the contrary, if Employee is a “specified employee” as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), Employee shall not be entitled to any payments or benefits the right to which provides for a “deferral of compensation” within the meaning of Section 409A, and whose payment or provision is triggered by Employee’s termination of employment (whether such payments or benefits are provided to Employee under this Agreement or under any other plan, program, or arrangement of Employer), until the earlier of (i) the date which is the first business day following the six-month anniversary of Employee’s “separation from service” (within the meaning of Section 409A of the Code) for any reason other than death or (ii) Employee’s date of death, and such payments or benefits that, if not for the six-month delay described herein, would be due and payable prior to such date shall be made or provided to Employee on such date. Employer shall make the determination as to whether Employee is a “specified employee” in good faith in accordance with its general procedures adopted in accordance with Section 409A of the Code and, at the time of the Executive’s “separation of service” will notify the Executive whether or not he is a “specified employee.” This Agreement is intended to satisfy the requirements of Section 409A of the Code with respect to amounts subject thereto, and shall be interpreted and construed consistent with such intent; provided that, notwithstanding the other provisions of this subsection and the paragraph above, with respect to any right to a payment or benefit hereunder (or portion thereof) that does not otherwise provide for a “deferral of compensation” within the meaning of Section 409A of the Code, it is the intent of the parties that such payment or benefit will not so provide. Furthermore, if either party notifies the other in writing that, based on the advice of legal counsel, one or more of the provisions of this Agreement contravenes any regulations or Treasury guidance promulgated under Section 409A of the Code or causes any amounts to be subject to interest or penalties under Section 409A of the Code, the parties shall promptly and reasonably consult with each other (and with their legal counsel), and shall use their reasonable best efforts, to reform the provisions hereof to (i) maintain to the maximum extent practicable the original intent of the applicable provisions without violating the provisions of Section 409A of the Code or increasing the costs to the Company of providing the applicable benefit or payment and (ii) to the extent practicable, to avoid the imposition of any tax, interest or other penalties under Section 409A of the Code upon Executive or the Company.

14. Agreement Binding on Successors.
(a) Company’s Successors. No rights or obligations of the Company under this Agreement may be assigned or transferred except that the Company will require any successor (whether direct or indirect, by purchase, merger, reorganization, sale, transfer of stock, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no succession had taken place. As used in this Agreement, “Company” means the Company as herein defined, and any successor to its or the Company’s business and/or assets (by merger, purchase or otherwise) which executes and delivers the agreement provided for in this Section 14 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.
(b) Executive’s Successors. No rights or obligations of Executive under this Agreement may be assigned or transferred by Executive other than his rights to payments or benefits under this Agreement, which may be transferred only by will or the laws of descent and distribution. Upon Executive’s death, this Agreement and all rights of Executive under this Agreement shall inure to the benefit of and be enforceable by Executive’s beneficiary, or personal or legal representatives, or estate, to the extent any such person succeeds to Executive’s interests under this Agreement. In the event of Executive’s death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his estate or other legal representative(s). If Executive should die following his Date of Termination while any amounts would still be payable to him under this Agreement if he had continued to live, unless otherwise provided, all such amounts shall be paid in accordance with the terms of this Agreement to his beneficiary or personal or legal representatives or estate.
15. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:
If to Executive:
At his last known address evidenced on the Company’s payroll records.
If to the Company:
Graymark Healthcare, Inc.
1350 Oklahoma Tower
210 Park Avenue
Oklahoma City, Oklahoma 73102
Attention: Chief Executive Officer
Attention: General Counsel
or to such other address as any party may have furnished to the other in writing in accordance with this Agreement, except that notices of change of address shall be effective only upon receipt.

16. Withholding. All payments hereunder will be subject to any required withholding of federal, state and local taxes pursuant to any applicable law or regulation.
17. Miscellaneous. No provisions of this Agreement may be amended, modified, or waived unless agreed to in writing and signed by Executive and by a duly authorized officer of the Company. No waiver by either party of any breach by the other party of any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The respective rights and obligations of the parties under this Agreement shall survive Executive’s termination of employment and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Oklahoma without regard to its conflicts of law principles.
18. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.
19. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.
20. Section Headings. The section headings in this Agreement are for convenience of reference only, and they form no part of this Agreement and will not affect its interpretation.
21. Entire Agreement. Except as provided elsewhere herein and except for the other documents and agreements contemplated in accordance herewith, this Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party to this Agreement with respect to such subject matter.
22. Further Assurances. The parties hereby agree, without further consideration, to execute and deliver such other instruments or to take such other action as may reasonably be required to effectuate the terms and provisions of this Agreement.
* * * *

IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first above written.

GRAYMARK HEALTHCARE, INC.
By:	/s/ STANTON NELSON
Stanton Nelson, Chairman and
Chief Executive Officer

“COMPANY”
/s/ GRANT A. CHRISTIANSON
Grant A. Christianson

“EXECUTIVE”

EXHIBIT A
NOTICE. Various laws, including Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Pregnancy Discrimination Act of 1978, the Equal Pay Act, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Rehabilitation Act of 1973, the Americans With Disabilities Act, the Employee Retirement Income Security Act and the Veterans Reemployment Rights Act (all as amended from time to time), prohibit employment discrimination based on sex, race, color, national origin, religion, age, disability, eligibility for covered employee benefits and veteran status. You may also have rights under laws such as the Older Worker Benefit Protection Act of 1990, the Worker Adjustment and Retraining Act of 1988, the Fair Labor Standards Act, the Family and Medical Leave Act, the Occupational Health and Safety Act and other federal, state and/or municipal statutes, orders or regulations pertaining to labor, employment and/or employee benefits. These laws are enforced through the United States Department of Labor and its agencies, including the Equal Employment Opportunity Commission (EEOC), and various state and municipal labor departments, fair employment boards, human rights commissions and similar agencies.
This General Release is being provided to you in connection with the Employment Agreement between you and Graymark Healthcare, Inc. dated July 23, 2008 (the “Agreement”). The federal Older Worker Benefit Protection Act requires that you have at least twenty-one (21) days, if you want it, to consider whether you wish to sign a release such as this one in connection with a special, individualized severance package. You have until the close of business twenty-one (21) days from the date you receive this General Release to make your decision. You may not sign this General Release until, at the earliest, your official date of separation from employment.
BEFORE EXECUTING THIS GENERAL RELEASE YOU SHOULD REVIEW THESE DOCUMENTS CAREFULLY AND CONSULT WITH YOUR ATTORNEY.
You may revoke this General Release within seven (7) days after you sign it and it shall not become effective or enforceable until that revocation period has expired. If you do not accept the severance package and sign and return this General Release, or if you exercise your right to revoke the General Release after signing it, you will not be eligible for the special, individualized severance package. Any revocation must be in writing and must be received by Graymark Healthcare, Inc., 101 N. Robinson, Suite 920, Oklahoma City, OK 73102, within the seven-day period following your execution of this General Release.

GENERAL RELEASE
In consideration of the special, individualized severance package offered to me by Graymark Healthcare, Inc. and the separation benefits I will receive as reflected in the Employment Agreement between me and Graymark Healthcare, Inc. dated July 23, 2008 (the “Agreement”), I hereby release and discharge Graymark Healthcare, Inc. and its predecessors, successors, affiliates, parent, subsidiaries and partners and each of those entities’ employees, officers, directors and agents (hereafter collectively referred to as the “Company”) from all claims, liabilities, demands, and causes of action, known or unknown, fixed or contingent, which I may have or claim to have against the Company either as a result of my past employment with the Company and/or the severance of that relationship and/or otherwise, and hereby waive any and all rights I may have with respect to and promise not to file a lawsuit to assert any such claims.
This General Release includes, but is not limited to, claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Pregnancy Discrimination Act of 1978, the Equal Pay Act, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Rehabilitation Act of 1973, the Americans With Disabilities Act, the Employee Retirement Income Security Act or 1974 and the Veterans Reemployment Rights Act (all as amended from time to time). This General Release also includes, but is not limited to, any rights I may have under the Older Workers Benefit Protection Act of 1990, the Worker Adjustment and Retraining Act of 1988, the Fair Labor Standards Act, the Family and Medical Leave Act, the Occupational Health and Safety Act and any other federal, state and/or municipal statutes, orders or regulations pertaining to labor, employment and/or employee benefits. This General Release also applies to any claims or rights I may have growing out of any legal or equitable restrictions on the Company’s rights not to continue an employment relationship with its employees, including any express or implied employment contracts, and to any claims I may have against the Company for fraudulent inducement or misrepresentation, defamation, wrongful termination or other retaliation claims in connection with workers’ compensation or alleged “whistleblower” status or on any other basis whatsoever.
It is specifically agreed, however, that this General Release does not have any effect on any rights or claims I may have against the Company which arise after the date I execute this General Release or on any vested rights I may have under any of the Company’s qualified or non-qualified benefit plans or arrangements as of or after my last day of employment with the Company, or on any of the Company’s obligations under the Agreement or as otherwise required under the Consolidated Omnibus Budget and Reconciliation Act of 1985 (COBRA).

I have carefully reviewed and fully understand all the provisions of the Agreement and General Release, including the foregoing Notice. I have not relied on any representation or statement, oral or written, by the Company or any of its representatives, which is not set forth in those documents.
The Agreement and this General Release, including the foregoing Notice, set forth the entire agreement between me and the Company with respect to this subject. I understand that my receipt and retention of the separation benefits covered by the Agreement are contingent not only on my execution of this General Release, but also on my continued compliance with my other obligations under the Agreement. I acknowledge that the Company gave me twenty-one (21) days to consider whether I wish to accept or reject the separation benefits I am eligible to receive under the Agreement in exchange for this General Release. I also acknowledge that the Company advised me to seek independent legal advice as to these matters, if I chose to do so. I hereby represent and state that I have taken such actions and obtained such information and independent legal or other advice, if any, that I believed were necessary for me to fully understand the effects and consequences of the Agreement and General Release prior to signing those documents.
Dated this  _____  day of  _____,  _____.
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